UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 22, 2017

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On September 22, 2017, The Finish Line, Inc. issued a press release discussing its results of operations for the thirteen weeks ended August 26, 2017, and its financial condition as of August 26, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Faisal Masud to Board of Directors
On September 19, 2017, the Board of Directors of the Company elected Faisal Masud as a director of the Company, effective immediately. Mr. Masud will serve as a Class II director for a term expiring at the Company’s 2018 annual meeting of shareholders.
Mr. Masud, age 45, currently serves as the Chief Technology Officer at Staples, Inc., a position he has held since December 2016. As part of Mr. Masud’s duties at Staples, he operates the entire technology team for the enterprise, is responsible for managing the company’s e-commerce platform, and manages Staples (PNI) which powers the print platform at Staples. Over the past five years while at Staples, Mr. Masud also has managed the company’s global customer service function, and was responsible for managing innovation at the company. Prior to joining Staples, Mr. Masud served as a Vice President and General Manager at Groupon, Inc. where he was responsible for managing Groupon Goods’ strategy and execution in more than 35 countries. Prior to Groupon, Mr. Masud was Head of Global Shipping and Fulfillment at eBay, and General Manager, Worldwide Warehouse Deals and Global Sourcing, at Amazon. Mr. Masud currently serves as a director of Globoforce Group PLC, a position he has held since July 2015. Mr. Masud holds a Bachelor of Science degree in business administration from Southeastern University.
Mr. Masud will be appointed to the Compensation Committee of the Company’s Board of Directors. He will be eligible to receive the standard director compensation previously established by the Board’s Compensation Committee and generally offered to other non-employee directors, as further described in the Company’s Definitive Proxy Statement for the 2017 Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on June 2, 2017. Other than being eligible to receive such director compensation, Mr. Masud did not enter into any material plan, contract, or arrangement in connection with his election as a director. Mr. Masud is not a party to any transaction with the Company that would require disclosure under Item 404(a) of SEC Regulation S-K.
On September 22, 2017, the Company issued a press release announcing the election of Mr. Masud to the Board of Directors. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Departure of Imran Jooma
On September 18, 2017, Imran Jooma, the Company’s Executive Vice President, Divisional President, Omnichannel Strategy, announced his resignation from the Company, effective as of October 14, 2017, to pursue other business opportunities. Mr. Jooma has served in his current position since February 2016, and he previously served as Executive Vice President, Chief Omnichannel Officer, of the Company from February 2015 to February 2016.
In conjunction with Mr. Jooma’s resignation, the Employment Agreement dated February 9, 2015 between the Company and Mr. Jooma will terminate on the effective date of his resignation, other than those provisions of the employment agreement that by their terms survive termination of employment.

Item 8.01 Other Events.

On September 19, 2017, the Board of Directors of the Company, in accordance with Section 5.2 of the Company’s Bylaws, reduced the size of the Board from nine to eight members, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press release issued September 22, 2017, regarding results of operations
99.2	Press release issued September 22, 2017, regarding Faisal Masud election to Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: September 22, 2017	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

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